SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2008

Commission File Number: 000-52337

BMR Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	33-0989901 (I.R.S. Employer Identification No.)

1184 Rutland Road, Suite 2, Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
(949) 292-0820 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 11, 2008, BMR Solutions, Inc. (“Registrant”) signed a term sheet pursuant to which the Registrant to agreed to enter into a definitive merger agreement with Balqon Corporation (“Balqon”). Under the proposed terms, Balqon would merge with the Registrant, or its wholly owned subsidiary to be formed, whereby, upon effectiveness of the merger, the shareholders of Balqon would hold approximately 94.38% of the outstanding shares of capital stock of the Registrant and the shareholders of the Registrant will own approximately 5.62% of the outstanding shares of capital stock of the Registrant, not including certain warrants issued to certain holders of Balqon. The term sheet provides, among other things, that the definitive merger agreement will be signed within 30 days of the execution of the term sheet.

The proposed merger is pending and the Registrant has not entered into any definitive merger agreement with Balqon. The Registrant cannot guaranty that it will enter into a definitive merger agreement or that the merger transaction with Balqon will be completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BMR Solutions, Inc.

Date: July 16, 2008	By:	/s/ K. John Shukur
K. John Shukur
President, Secretary, Treasurer and a Director